Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating Information
Number of Communities			135	134
Number of Sites			25,766	25,568
Rental and Related Income	$49,246	$43,735	$189,749	$170,434
Community Operating Expenses	$20,548	$19,485	$81,343	$75,660
Community NOI	$28,698	$24,250	$108,406	$94,774
Expense Ratio	41.7%	44.6%	42.9%	44.4%
Sales of Manufactured Homes	$7,738	$5,013	$31,176	$25,342
Number of Homes Sold	77	65	341	301
Number of Rentals Added, net	92	99	871	392
Net Income (Loss)	$11,254	$3,659	$7,851	$(4,972)
Net Income (Loss) Attributable to Common Shareholders	$6,832	$283	$(8,714)	$(36,265)
Adjusted EBITDA excluding Non-Recurring Other Expense	$27,174	$21,807	$101,870	$89,926
FFO Attributable to Common Shareholders	$14,595	$9,973	$51,069	$28,489
Normalized FFO Attributable to Common Shareholders	$15,364	$11,321	$54,533	$46,840

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	66,881	56,184	63,068	54,389
Diluted	67,196	56,755	63,068	54,389
Net Income (Loss) Attributable to Common Shareholders per Share –
Basic	$0.10	$0.01	$(0.15)	$(0.67)
Diluted	$0.10	$0.005	$(0.15)	$(0.67)
FFO per Share –
Diluted (1)	$0.22	$0.18	$0.80	$0.51
Normalized FFO per Share –
Diluted (1)	$0.23	$0.20	$0.86	$0.85
Dividends per Common Share	$0.205	$0.20	$0.82	$0.80

Balance Sheet
Total Assets			$1,427,577	$1,344,596
Total Liabilities			$720,783	$793,400

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$690,017	$761,676
Equity Market Capitalization			$1,041,422	$927,298
Series D Preferred Stock			$290,180	$225,379
Total Market Capitalization			$2,021,619	$1,914,353

(1)	Please see Definitions on page 15.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	December 31,	December 31,
	2023	2022
ASSETS
Investment Property and Equipment
Land	$86,497	$86,619
Site and Land Improvements	896,568	846,218
Buildings and Improvements	39,506	35,933
Rental Homes and Accessories	516,470	422,818
Total Investment Property	1,539,041	1,391,588
Equipment and Vehicles	29,126	26,721
Total Investment Property and Equipment	1,568,167	1,418,309
Accumulated Depreciation	(416,309)	(363,098)
Net Investment Property and Equipment	1,151,858	1,055,211

Other Assets
Cash and Cash Equivalents	57,320	29,785
Marketable Securities at Fair Value	34,506	42,178
Inventory of Manufactured Homes	32,940	88,468
Notes and Other Receivables, net	81,071	67,271
Prepaid Expenses and Other Assets	11,729	20,011
Land Development Costs	33,302	23,250
Investment in Joint Venture	24,851	18,422
Total Other Assets	275,719	289,385

TOTAL ASSETS	$1,427,577	$1,344,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$496,483	$508,938
Other Liabilities
Accounts Payable	6,106	6,387
Loans Payable, net of unamortized debt issuance costs	93,479	153,531
Series A Bonds, net of unamortized debt issuance costs	100,055	99,207
Accrued Liabilities and Deposits	15,117	16,852
Tenant Security Deposits	9,543	8,485
Total Other Liabilities	224,300	284,462
Total Liabilities	720,783	793,400

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 and 9,300 shares authorized as of December 31, 2023 and 2022, respectively; 11,607 and 9,015 shares issued and outstanding as of December 31, 2023 and 2022, respectively	290,180	225,379
Common Stock- $0.10 par value per share: 153,714 and 154,048 shares authorized as of December 31, 2023 and 2022, respectively; 67,978 and 57,595 shares issued and outstanding as of December 31, 2023 and 2022, respectively	6,798	5,760
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of December 31, 2023 and 2022	-0-	-0-
Additional Paid-In Capital	433,106	343,189
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	704,720	548,964
Non-Controlling Interest in Consolidated Subsidiaries	2,074	2,232
Total Shareholders’ Equity	706,794	551,196

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,427,577	$1,344,596

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts)	(unaudited)
	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
INCOME:
Rental and Related Income	$49,246	$43,735	$189,749	$170,434
Sales of Manufactured Homes	7,738	5,013	31,176	25,342
TOTAL INCOME	56,984	48,748	220,925	195,776

EXPENSES:
Community Operating Expenses	20,548	19,485	81,343	75,660
Cost of Sales of Manufactured Homes	5,030	3,412	21,089	17,562
Selling Expenses	1,681	1,288	6,949	5,282
General and Administrative Expenses	5,049	5,631	19,703	18,979
Depreciation Expense	14,448	12,766	55,719	48,769
TOTAL EXPENSES	46,756	42,582	184,803	166,252

OTHER INCOME (EXPENSE):
Interest Income	1,323	1,027	4,984	4,085
Dividend Income	573	703	2,318	2,903
Gain (Loss) on Sales of Marketable Securities, net	-0-	(17,922)	183	6,394
Increase (Decrease) in Fair Value of Marketable Securities	6,884	21,185	(3,555)	(21,839)
Other Income	232	458	1,082	1,240
Loss on Investment in Joint Venture	(163)	(298)	(808)	(671)
Interest Expense	(7,812)	(7,587)	(32,475)	(26,439)
TOTAL OTHER INCOME (EXPENSE)	1,037	(2,434)	(28,271)	(34,327)

Income (Loss) before Loss on Sales of Investment Property and Equipment	11,265	3,732	7,851	(4,803)
Loss on Sales of Investment Property and Equipment	(11)	(73)	-0-	(169)
NET INCOME (LOSS)	11,254	3,659	7,851	(4,972)

Preferred Dividends	(4,472)	(3,433)	(16,723)	(23,221)
Redemption of Preferred Stock	-0-	-0-	-0-	(8,190)
Loss Attributable to Non-Controlling Interest	50	57	158	118

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$6,832	$283	$(8,714)	$(36,265)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic	$0.10	$0.01	$(0.15)	$(0.67)
Diluted	$0.10	$0.005	$(0.15)	$(0.67)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	66,881	56,184	63,068	54,389
Diluted	67,196	56,755	63,068	54,389

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$7,851	$(4,972)
Non-Cash Items Included in Net Income (Loss):
Depreciation	55,719	48,769
Amortization of Financing Costs	2,135	1,956
Stock Compensation Expense	4,896	4,970
Provision for Uncollectible Notes and Other Receivables	2,061	1,497
Gain on Sales of Marketable Securities, net	(183)	(6,394)
Decrease in Fair Value of Marketable Securities	3,555	21,839
Loss on Sales of Investment Property and Equipment	-0-	169
Loss from Joint Venture	1,026	756
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	55,528	(64,809)
Notes and Other Receivables, net of notes acquired with acquisitions	(15,861)	(12,740)
Prepaid Expenses and Other Assets	4,308	(636)
Accounts Payable	(281)	2,113
Accrued Liabilities and Deposits	(1,735)	(310)
Tenant Security Deposits	1,058	565
Net Cash Provided by (Used in) Operating Activities	120,077	(7,227)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of mortgages assumed	(3,679)	(65,562)
Purchase of Investment Property and Equipment	(123,860)	(81,112)
Proceeds from Sales of Investment Property and Equipment	3,049	3,098
Additions to Land Development Costs	(37,928)	(27,185)
Purchase of Marketable Securities	(23)	(19)
Proceeds from Sales of Marketable Securities	4,323	56,144
Investment in Joint Venture	(7,455)	(10,241)
Net Cash Used in Investing Activities	(165,573)	(124,877)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages	57,743	59,801
Net Proceeds (Payments) from Short-Term Borrowings	(59,542)	107,280
Principal Payments of Mortgages and Loans	(70,317)	(24,294)
Proceeds from Bond Issuance	-0-	102,670
Financing Costs on Debt	(1,678)	(6,561)
Investments from Non-Controlling Interest	-0-	2,350
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	55,729	9,075
Payments on Redemption of Preferred Stock	-0-	(247,100)
Proceeds from At-The-Market Common Equity Program, net of offering costs	145,789	100,752
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	6,394	5,025
Proceeds from Exercise of Stock Options	734	4,195
Preferred Dividends Paid	(16,723)	(24,611)
Common Dividends Paid, net of dividend reinvestments	(49,072)	(40,628)
Net Cash Provided by Financing Activities	69,057	47,954

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	23,561	(84,150)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	40,876	125,026
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$64,437	$40,876

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$11,254	$3,659	$7,851	$(4,972)
Interest Expense	7,812	7,587	32,475	26,439
Franchise Taxes	130	107	432	395
Depreciation Expense	14,448	12,766	55,719	48,769
Depreciation Expense from Unconsolidated Joint Venture	188	114	692	371
(Increase) Decrease in Fair Value of Marketable Securities	(6,884)	(21,185)	3,555	21,839
(Gain) Loss on Sales of Marketable Securities, net	-0-	17,922	(183)	(6,394)
Adjusted EBITDA	26,948	20,970	100,541	86,447
Non- Recurring Other Expense (2)	226	837	1,329	3,479
Adjusted EBITDA without Non-recurring Other Expense	$27,174	$21,807	$101,870	$89,926

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$6,832	$283	$(8,714)	$(36,265)
Depreciation Expense	14,448	12,766	55,719	48,769
Depreciation Expense from Unconsolidated Joint Venture	188	114	692	371
Loss on Sales of Investment Property and Equipment	11	73	-0-	169
(Increase) Decrease in Fair Value of Marketable Securities	(6,884)	(21,185)	3,555	21,839
(Gain) Loss on Sales of Marketable Securities, net	-0-	17,922	(183)	(6,394)
Funds from Operations Attributable to Common Shareholders (“FFO”)	14,595	9,973	51,069	28,489

Adjustments:
Redemption of Preferred Stock (1)	-0-	-0-	-0-	12,916
Amortization of Financing Costs (1)	543	511	2,135	1,956
Non- Recurring Other Expense (2)	226	837	1,329	3,479
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”) (1)	$15,364	$11,321	$54,533	$46,840

(1)	During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense, a non-cash expense, is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three months and years ended December 31, 2023 and 2022.

(2)	Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($0 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($42 and $135, respectively), one-time legal fees ($1 and $76, respectively), fees related to the establishment of the Opportunity Zone Fund ($0 and $37, respectively), and costs associated with acquisitions and financing that were not completed ($183 and $219, respectively) for the three months and year ended December 31, 2023. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($431 and $1,724, respectively) and non-recurring expenses for the joint venture with Nuveen ($210 and $264, respectively), early extinguishment of debt ($125 and $320, respectively), one-time legal fees ($10 and $197, respectively), fees related to the establishment of the Opportunity Zone Fund ($61 and $954, respectively), and costs associated with an acquisition not completed ($0 and $20, respectively) for the three months and year ended December 31, 2022.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Year Ended
	December 31, 2023	December 31, 2022
Shares Outstanding	67,978	57,595
Market Price Per Share	$15.32	$16.10
Equity Market Capitalization	$1,041,422	$927,298
Total Debt	690,017	761,676
Preferred	290,180	225,379
Total Market Capitalization	$2,021,619	$1,914,353

Total Debt	$690,017	$761,676
Less: Cash and Cash Equivalents	(57,320)	(29,785)
Net Debt	632,697	731,891
Less: Marketable Securities at Fair Value (“Securities”)	(34,506)	(42,178)
Net Debt Less Securities	$598,191	$689,713

Interest Expense	$32,475	$26,439
Capitalized Interest	5,032	2,730
Preferred Dividends	16,723	23,221
Total Fixed Charges	$54,230	$52,390

Adjusted EBITDA excluding Non-Recurring Other Expense	$101,870	$89,926

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	31.3%	38.2%

Net Debt Plus Preferred / Total Market Capitalization	45.7%	50.0%

Net Debt Less Securities / Total Market Capitalization	29.6%	36.0%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	43.9%	47.8%

Interest Coverage	2.7x	3.1	x

Fixed Charge Coverage	1.9x	1.7	x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	6.2x	8.1	x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	5.9x	7.7	x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	9.1x	10.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	8.7x	10.2	x

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	8

Debt Analysis

(dollars in thousands) (unaudited)

	Year Ended
	December 31, 2023	December 31, 2022
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$501,135	513,709
Unamortized Debt Issuance Costs	(4,652)	(4,771)

Mortgages, Net of Unamortized Debt Issuance Costs	$496,483	$508,938
Loans Payable:
Unsecured Line of Credit	$70,000	$75,000
Other Loans Payable	24,683	79,226

Total Loans Before Unamortized Debt Issuance Costs	94,683	154,226
Unamortized Debt Issuance Costs	(1,204)	(695)

Loans, Net of Unamortized Debt Issuance Costs	$93,479	$153,531
Bonds Payable:
Series A Bonds	$102,670	$102,670
Unamortized Debt Issuance Costs	(2,615)	(3,463)

Bonds, Net of Unamortized Debt Issuance Costs	$100,055	$99,207

Total Debt, Net of Unamortized Debt Issuance Costs	$690,017	$761,676

% Fixed/Floating
Fixed	90.0%	80.0%
Floating	10.0%	20.0%
Total	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.17%	3.93%
Loans Payable	6.98%	6.76%
Bonds Payable	4.72%	4.72%
Total Average	4.63%	4.60%

Weighted Average Maturity (Years)
Mortgages Payable	5.3	5.1

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

As of December 31, 2023:
Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2024	$-0-	$-0-		$-0-		$-0-	0.0%
2025	118,798	-0-		-0-		118,798	17.0%
2026	37,155	70,000	(1)	-0-		107,155	15.3%
2027	39,003	-0-		102,670	(2)	141,673	20.3%
2028	25,193	24,683		-0-		49,876	7.1%
Thereafter	280,986	-0-		-0-		280,986	40.2%

Total Debt Before Unamortized Debt Issuance Cost	501,135	94,683		102,670		698,488	100.0%

Unamortized Debt Issuance Cost	(4,652)	(1,204)		(2,615)		(8,471)

Total Debt, Net of Unamortized Debt Issuance Costs	$496,483	$93,479		$100,055		$690,017

(1)	Represents $70.0 million balance outstanding on the Company’s Line of Credit due November 7, 2026, with an additional one-year option.

(2)	Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023	34,506	2,318	183	2,501

		$68,186	$27,588	$95,774

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	December 31, 2023	December 31, 2022	% Change

Communities	135	134	0.7%
Developed Sites	25,766	25,568	0.8%
Occupied	22,330	21,626	3.3%
Occupancy %	86.7%	84.6%	210	bps
Total Rentals	9,969	9,098	9.6%
Occupied Rentals	9,373	8,487	10.4%
Rental Occupancy %	94.0%	93.3%	70	bps
Monthly Rent Per Site	$519	$498	4.2%
Monthly Rent Per Home Rental Including Site	$933	$873	6.9%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Alabama	2	69	62	7	325	127	39.1%	$189	106	96	90.6%	$1,030
Georgia	1	26	26	-0-	118	1	0.8%	$450	1	1	100.0%	$1,200
Indiana	14	1,105	908	197	4,021	3,557	88.5%	$476	1,913	1,799	94.0%	$946
Maryland	1	77	29	48	63	62	98.4%	$621	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,088	916	84.2%	$486	382	354	92.7%	$954
New Jersey	5	390	226	164	1,266	1,217	96.1%	$694	45	38	84.4%	$1,212
New York	8	698	327	371	1,364	1,170	85.8%	$612	473	440	93.0%	$1,080
Ohio	38	2,044	1,515	529	7,296	6,350	87.0%	$478	2,920	2,763	94.6%	$895
Pennsylvania	53	2,348	1,894	454	7,961	6,927	87.0%	$545	3,101	2,896	93.4%	$930
South Carolina	2	63	55	8	322	180	55.9%	$212	121	106	87.6%	$969
Tennessee	7	710	373	337	1,942	1,823	93.9%	$537	907	880	97.0%	$945
Total as of December 31, 2023	135	7,771	5,637	2,134	25,766	22,330	86.7%	$519	9,969	9,373	94.0%	$933

(1)	Total and Vacant Acreage of 220 for Mountain View Estates property is included in the above summary.
(2)	Includes home and site rent charges.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	12

Same Property Statistics

(in thousands) unaudited)

	Three Months Ended				Year Ended
	December 31, 2023	December 31, 2022	Change	% Change	December 31, 2023	December 31, 2022	Change	% Change
Community Net Operating Income

Rental and Related Income	$47,326	$42,678	$4,648	10.9%	$182,944	$167,798	$15,146	9.0%
Community Operating Expenses	18,225	18,193	32	0.2%	73,733	70,741	2,992	4.2%

Community NOI	$29,101	$24,485	$4,616	18.9%	$109,211	$97,057	$12,154	12.5%

	December 31, 2023	December 31, 2022	Change

Total Sites	23,958	23,886	0.3%
Occupied Sites	21,212	20,580	632 sites, 3.1%
Occupancy %	88.5%	86.2%	230 bps
Number of Properties	126	126	N/A
Total Rentals	9,743	8,988	8.4%
Occupied Rentals	9,165	8,392	9.2%
Rental Occupancy	94.1%	93.4%	70 bps
Monthly Rent Per Site	$524	$502	4.4%
Monthly Rent Per Home Including Site	$930	$872	6.7%

Same Property includes all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	13

Acquisitions Summary

(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2021	3	543	59%	$18,300	$34	113
2022	7	1,480	65%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26

Property Portfolio

Marcellus and Utica Shale Region
Acquired Prior to 2023
134 communities and 25,700 sites
Acquired in 2023
1 community and 100 sites
220 acres to be developed into manufactured home communities
Joint Venture:
2 communities and 400 sites
61 acres to be developed into manufactured home communities
Communities
Total - 135
PA 40%
OH 28%
IN 10%
NY 6%
TN 5%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,800 Sites
Acreage
Total - 7,771
Developed
2,914
38%
Developed
2,723
35%
Vacant
873
11%
Vacant
1,261
16%
Marcellus and Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus and Utica Share Acreage

2023 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Mighty Oak	January 19, 2023	GA	118	$3,650	26	-0-%
Total 2023			118	$3,650	26	-0-%

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for amortization of financing costs and certain one-time charges. Community NOI and Same Property NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 67.2 million and 63.7 million shares for the three months and year ended December 31, 2023, respectively, and 56.8 million and 55.3 million shares for the three months and year ended December 31, 2022, respectively. Common stock equivalents resulting from stock options in the amount of 613,000 shares and 936,000 shares for the years ended December 31, 2023 and 2022, respectively, were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive. Common stock equivalents resulting from stock options in the amount of 315,000 shares and 571,000 shares for the three months ended December 31, 2023 and 2022, respectively, were included in the computation of Diluted Net Income (Loss) per share.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	15

Press Release Dated February 28, 2024

FOR IMMEDIATE RELEASE	February 28, 2024
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2023

FREEHOLD, NJ, February 28, 2024…..... UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income of $220.9 million for the year ended December 31, 2023 as compared to $195.8 million for the year ended December 31, 2022, representing an increase of 13%. Total Income for the quarter ended December 31, 2023 was $57.0 million as compared to $48.7 million for the quarter ended December 31, 2022, representing an increase of 17%. Net Loss Attributable to Common Shareholders amounted to $8.7 million or $0.15 per diluted share for the year ended December 31, 2023 as compared to $36.3 million or $0.67 per diluted share for the year ended December 31, 2022. Net Income Attributable to Common Shareholders amounted to $6.8 million or $0.10 per diluted share for the quarter ended December 31, 2023 as compared to $283,000 or $0.005 per diluted share for the quarter ended December 31, 2022.

Funds from Operations Attributable to Common Shareholders (“FFO”) was $51.1 million or $0.80 per diluted share for the year ended December 31, 2023 as compared to $28.5 million or $0.51 per diluted share for the year ended December 31, 2022. FFO was $14.6 million or $0.22 per diluted share for the quarter ended December 31, 2023 as compared to $10.0 million or $0.18 per diluted share for the quarter ended December 31, 2022. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $54.5 million or $0.86 per diluted share for the year ended December 31, 2023, as compared to $46.8 million or $0.85 per diluted share for the year ended December 31, 2022. Normalized FFO was $15.4 million or $0.23 per diluted share for the quarter ended December 31, 2023, as compared to $11.3 million or $0.20 per diluted share for the quarter ended December 31, 2022.

A summary of significant financial information for the three months and year ended December 31, 2023 and 2022 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	December 31,
	2023	2022

Total Income	$56,984	$48,748
Total Expenses	$46,756	$42,582
Net Income Attributable to Common Shareholders	$6,832	$283
Net Income Attributable to Common Shareholders per Diluted Common Share	$0.10	$0.005
FFO (1)	$14,595	$9,973
FFO (1) per Diluted Common Share	$0.22	$0.18
Normalized FFO (1)	$15,364	$11,321
Normalized FFO (1) per Diluted Common Share	$0.23	$0.20
Weighted Average Shares Outstanding	67,196	56,755

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	16

	For the Year Ended
	December 31,
	2023	2022

Total Income	$220,925	$195,776
Total Expenses	$184,803	$166,252
Net Loss Attributable to Common Shareholders	$(8,714)	$(36,265)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.15)	$(0.67)
FFO (1)	$51,069	$28,489
FFO (1) per Diluted Common Share	$0.80	$0.51
Normalized FFO (1)	$54,533	$46,840
Normalized FFO (1) per Diluted Common Share	$0.86	$0.85
Weighted Average Shares Outstanding	63,068	54,389

A summary of significant balance sheet information as of December 31, 2023 and 2022 is as follows (in thousands):

	December 31, 2023	December 31, 2022

Gross Real Estate Investments	$1,539,041	$1,391,588
Marketable Securities at Fair Value	$34,506	$42,178
Total Assets	$1,427,577	$1,344,596
Mortgages Payable, net	$496,483	$508,938
Loans Payable, net	$93,479	$153,531
Bonds Payable, net	$100,055	$99,207
Total Shareholders’ Equity	$706,794	$551,196

Samuel A. Landy, President and CEO, commented on the 2023 results.

“During 2023, UMH made substantial progress on multiple fronts – generating solid operating results, achieving strong growth and improving our financial position. We have:

●	Increased Rental and Related Income by 11%;
●	Increased Community Net Operating Income (“NOI”) by 14%;
●	Increased Normalized Funds from Operations (“Normalized FFO) by 16%;
●	Increased Same Property NOI by 13%;
●	Increased Same Property Occupancy by 230 basis points from 86.2% to 88.5%;
●	Improved our Same Property expense ratio from 42.2% at yearend 2022 to 40.3% at yearend 2023;
●	Increased our rental home portfolio by 871 homes from yearend 2022 to approximately 10,000 total rental homes, representing an increase of 10% from yearend 2022;
●	Increased Sales of Manufactured Homes by 23%;
●	Acquired our first community in Georgia, containing 118 developed homesites, for a total cost of $3.7 million through our qualified opportunity zone fund;
●	Entered into a new joint venture agreement with Nuveen Real Estate to develop a 113-site community in Honey Brook, Pennsylvania;
●	Amended our unsecured credit facility to expand available borrowing capacity from $100 million to $180 million;
●	Entered into a $25 million term loan and a $25 million line of credit secured by rental homes and their leases;
●	Expanded our revolving line of credit secured by eligible notes receivable from $20 million to $35 million;
●	Financed eight existing communities for total proceeds of approximately $57.7 million;
●	Raised our quarterly common stock dividend by 2.5% to $0.205 per share or $0.82 annually;
●	Increased our Total Market Capitalization by 6% to over $2 billion at yearend;
●	Increased our Equity Market Capitalization by 12% to over $1 billion at yearend;
●	Reduced our Net Debt to Total Market Capitalization from 38.2% in 2022 to 31.3% in 2023;

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	17

●	Issued and sold approximately 9.4 million shares of Common Stock through At-the-Market Sale Programs at a weighted average price of $15.81 per share, generating gross proceeds of $148.6 million and net proceeds of $145.8 million, after offering expenses;
●	Issued and sold approximately 2.6 million shares of Series D Preferred Stock through At-the-Market Sale Programs at a weighted average price of $21.88 per share, generating gross proceeds of $56.7 million and net proceeds of $55.7 million, after offering expenses;
●	Subsequent to year end, issued and sold approximately 1.2 million shares of Common Stock through our 2023 Common Stock At-the-Market Sale Program at a weighted average price of $15.37 per share, generating gross proceeds of $19.2 million and net proceeds of $18.9 million, after offering expenses; and
●	Subsequent to year end, issued and sold approximately 121,000 shares of Series D Preferred Stock through our 2023 Series D Preferred Stock At-the-Market Sale Program at a weighted average price of $22.85 per share, generating gross proceeds of $2.8 million and net proceeds of $2.7 million, after offering expenses.”

“UMH is pleased to report fourth quarter Normalized FFO of $0.23 per share as compared to $0.20 per share in the prior year period, representing an increase of approximately 15%. UMH is strategically positioned to continue to increase earnings through the execution of our long-term business plan. We have been acquiring vacant sites and land for development in desirable locations which have allowed us to rapidly fill and develop our communities. The success of our investments in value-add communities and our expansions is demonstrated through our operating results.”

“During 2023, we achieved a 23% increase in gross sales, installed and occupied over 1,000 new rental homes, improved same property occupancy by 230 basis points and increased same property net operating income by 13%, or $12.2 million. Our communities continue to experience strong demand for both sales and rentals. We anticipate delivering similar operating results in 2024, which should result in per share earnings growth.”

“After a two-year disruption from the COVID supply chain-related issues, abnormally high inventory levels and rising interest rates, we believe we are back on track to deliver exceptional property operating performance and reliable earnings per share growth. Our financials have been impacted by higher interest rates and inventory carrying costs, but we are pleased with our year over year normalized earnings per share growth, our quarter over quarter normalized per share growth and our three sequential quarters of earnings per share growth.”

“Our exceptional team has positioned the company to deliver organic growth in earnings and operating results through the infill of our 3,400 vacant lots and the development of our 2,100 acres of vacant land. We look forward to the continued execution of our long-term business plan and generating value and exceptional returns for our shareholders.”

UMH Properties, Inc. will host its Fourth Quarter and Year Ended December 31, 2023 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Thursday, February 29, 2024 at 10:00 a.m. Eastern Time.

The Company’s fourth quarter and year ended December 31, 2023 financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, February 29, 2024 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 5824602. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 135 manufactured home communities containing approximately 25,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	18

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO and Normalized FFO for the three months and year ended December 31, 2023 and 2022 are calculated as follows (in thousands):

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income (Loss) Attributable to Common Shareholders	$6,832	$283	$(8,714)	$(36,265)
Depreciation Expense	14,448	12,766	55,719	48,769
Depreciation Expense from Unconsolidated Joint Venture	188	114	692	371
Loss on Sales of Investment Property and Equipment	11	73	-0-	169
(Increase) Decrease in Fair Value of Marketable Securities	(6,884)	(21,185)	3,555	21,839
(Gain) Loss on Sales of Marketable Securities, net	-0-	17,922	(183)	(6,394)
FFO Attributable to Common Shareholders	14,595	9,973	51,069	28,489
Redemption of Preferred Stock (2)	-0-	-0-	-0-	12,916
Amortization (2)	543	511	2,135	1,956
Non-Recurring Other Expense (3)	226	837	1,329	3,479
Normalized FFO Attributable to Common Shareholders	$15,364	$11,321	$54,533	$46,840

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 67.2 million and 63.7 million shares for the three months and year ended December 31, 2023, respectively, and 56.8 million and 55.3 million shares for the three months and year ended December 31, 2022, respectively. Common stock equivalents resulting from stock options in the amount of 613,000 shares and 936,000 shares for the years ended December 31, 2023 and 2022, respectively, were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive. Common stock equivalents resulting from stock options in the amount of 315,000 shares and 571,000 shares for the three months ended December 31, 2023 and 2022, respectively, were included in the computation of Diluted Net Income (Loss) per share.

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	19

(2)	During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense, a non-cash expense, is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three months and years ended December 31, 2023 and 2022.

(3)	Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($0 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($42 and $135, respectively), one-time legal fees ($1 and $76, respectively), fees related to the establishment of the Opportunity Zone Fund ($0 and $37, respectively), and costs associated with acquisitions and financing that were not completed ($183 and $219, respectively) for the three months and year ended December 31, 2023. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($431 and $1,724, respectively) and non-recurring expenses for the joint venture with Nuveen ($210 and $264, respectively), early extinguishment of debt ($125 and $320, respectively), one-time legal fees ($10 and $197, respectively), fees related to the establishment of the Opportunity Zone Fund ($61 and $954, respectively), and costs associated with an acquisition not completed ($0 and $20, respectively) for the three months and year ended December 31, 2022.

The following are the cash flows provided by (used in) operating, investing and financing activities for the year ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Operating Activities	$120,077	$(7,227)
Investing Activities	(165,573)	(124,877)
Financing Activities	69,057	47,954

# # # #

UMH Properties, Inc. | Fourth Quarter FY 2023 Supplemental Information	20